                                                                    Exhibit 99.1

                   BFC FINANCIAL CORPORATION TO BEGIN TRADING
                          ON THE NASDAQ NATIONAL MARKET


         FORT LAUDERDALE, Florida, April 29, 2003 - BFC Financial Corporation (OTCBB: BFCFA, and OTCBB: BFCFB) announced today that its Class A Common Stock will begin trading on the Nasdaq National Market effective Monday, May 5, 2003 under the symbol "BFCF".

         Chairman of the Board, President and Chief Executive Officer, Alan B. Levan stated, "We are excited to have our Class A Common Stock traded on the Nasdaq National Market. We believe that trading on the Nasdaq National Market will make the Class A Common Stock more attractive to investors and that greater interest in the Class A Common Stock will lead to increased trading volume and liquidity."

         BFC Financial Corporation is a unitary savings bank holding company as a consequence of its ownership interest in the common stock of BankAtlantic Bancorp, Inc. (NYSE: BBX). BankAtlantic Bancorp is also a diversified financial unitary savings bank holding company that owns 100% of the outstanding stock of BankAtlantic, Levitt Corporation and Ryan, Beck & Co., Inc.

         BFC Financial Corporation's Class A Common Stock (OTCBB: BFCFA) will cease trading on the OTC Bulletin Board at market close on Friday, May 2, 2003. BFC Financial Corporation's Class A Common Stock (NASDAQ: BFCF) will begin trading on the Nasdaq National Market under its new ticker symbol "BFCF" effective Monday, May 5, 2003.

         BFC Financial Corporation's Class B Common Stock will continue to be traded on the OTC Bulletin Board under the symbol "BFCFB".


ABOUT BFC FINANCIAL CORPORATION:

BFC Financial Corporation is a unitary savings bank holding company as a consequence of its ownership interest in the common stock of BankAtlantic Bancorp. In addition to its investment in BankAtlantic Bancorp, BFC Financial Corporation owns and manages real estate, including Burlington Manufacturers
Outlet Center, a shopping center in North Carolina, and unsold land at Center Port, an industrial office park in Florida.

ABOUT BANKATLANTIC BANCORP:

BANKATLANTIC BANCORP (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic, Levitt Corporation, and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking, and real estate development. BankAtlantic Bancorp is one of the largest financial institutions headquartered in the State of Florida.

BANKATLANTIC, "FLORIDA'S MOST CONVENIENT BANK," is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community branches throughout Florida and its online banking division - BankAtlantic.com. BankAtlantic has 73 branch locations, operates more than 180 conveniently located ATMs and offers extended hours.

SEVEN-DAY BRANCH BANKING-MONDAY THROUGH SUNDAY

Extended branch lobby hours are 8:30AM-5:00PM, Monday through Wednesday, and 8:30AM-8:00PM, Thursday and Friday.

Extended drive-thru hours are 7:30AM-8:00PM, Monday through Friday.

Saturday branch lobby hours are 8:30AM-3:00PM, and drive-thru hours are 7:30AM-6:00PM

Sunday branch lobby hours are 11:00AM-4:00PM, and drive-thru hours are 11:00AM-4:00PM

LEVITT CORPORATION: is the parent company of Levitt and Sons, Core Communities, and Levitt Commercial. Levitt Corporation also maintains a 40% ownership interest in Bluegreen Corporation. LEVITT AND SONS is America's oldest homebuilder and America's first builder of planned suburban communities, and is best known for creating New York's Levittown, Long Island and Levittown, PA. After building approximately 200,000 homes in over 74 years, Levitt and Sons currently develops single and multi-family homes for active adults and families throughout Florida. CORE COMMUNITIES develops master-planned communities in Florida, including its original and best known, St. Lucie West. St. Lucie West, the fastest growing community on Florida's Treasure Coast for the last 7 years, is a 4,600-acre community with 4,000 built and occupied homes, 150 businesses employing 5,000 people and a university campus. Core Communities' newest master-planned community is "Tradition". Now under development on Florida's Treasure Coast in St. Lucie County, Tradition features 5,600 residences, a commercial town center and a world-class corporate park. LEVITT COMMERCIAL specializes in development, re-development, and joint venture opportunities in industrial and retail properties. BLUEGREEN CORPORATION: Levitt Corporation acquired a 40% ownership interest in Bluegreen Corporation (NYSE: BXG). Bluegreen Corp. engages in the acquisition, development, marketing and sale of drive-to vacation resorts, golf communities and residential land. The Company's resorts are located in a variety of popular vacation destinations including the Smoky Mountains of Tennessee; Myrtle Beach and Charleston, South Carolina;
Branson, Missouri; Wisconsin Dells and Gordonsville, Wisconsin; Aruba and throughout Florida. Bluegreen Corp.'s land operations are predominantly located in the Southeastern and Southwestern United States.

RYAN BECK & CO. is a full-service broker dealer engaging in underwriting, market making, distribution, and trading of equity and debt securities. The firm also provides money management services, general securities brokerage, including financial planning for the individual investor, consulting and financial advisory services to financial institutions and middle market companies. Ryan Beck & Co. also provides independent research in the financial institutions, healthcare, technology, and consumer product industries. Ryan Beck & Co. has in excess of 500 financial consultants located in 42 offices nationwide.

FOR FURTHER INFORMATION, PLEASE VISIT OUR WEBSITES:
WWW.BANKATLANTICBANCORP.COM
---------------------------
WWW.BANKATLANTIC.COM
--------------------
WWW.LEVITTANDSONS.COM
---------------------
WWW.CORECOMMUNITIES.COM
-----------------------
WWW.LEVITTCOMMERCIAL.COM
------------------------
WWW.RYANBECK.COM
----------------
WWW.CUMBER.COM
--------------
WWW.GMSGROUP.COM
----------------


BFC FINANCIAL CORPORATION CONTACT INFORMATION:
Cenia Gilbert
Telephone:  (954) 760-5200
Email:  Info@BFCFinancial.com

                                       ###
Statements in this press release may constitute forward-looking statements and are made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based largely on expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond BFC Financial Corporation's control, including, but not limited to, the risks and uncertainties associated with economic, competitive and other factors affecting BFC Financial Corporation and its subsidiaries and their respective operations, markets, products and services, that shares of the Class A Common Stock may not begin to trade on the Nasdaq National Market when expected, that trading on the Nasdaq National Market may not make the Class A Common Stock more attractive to investors, that greater interest in the Class A Common Stock may not occur, that trading volume and liquidity of the Class A Common Stock may not increase, and other factors detailed in BFC Financial Corporation's filings with the Securities and Exchange Commission.